AMENDMENT NO. 4 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

                       FERTILITY CENTERS OF ILLINOIS, S.C.



         THIS AMENDMENT NO. 4 TO MANAGEMENT AGREEMENT, dated January 9, 1998 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Fertility Centers of Illinois, S.C., an Illinois medical corporation, with its principal place of business at 3000 North Halsted Street, Suite 509, Chicago, Illinois 69657 ("FCI").

                                                     RECITALS:

         INMD and FCI entered into a Management Agreement dated February 28, 1997 (the "Management Agreement"), as amended; and

         INMD and FCI wish to further amend the Management Agreement, in pertinent part to provide for a new Article governing joint duties and responsibilities of INMD and FCI under the Management Agreement, as amended and to provide for FCI's expansion to include the Infertility practice of Laurence
A. Jacobs, M.D. and John J. Rapisarda, M.D.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Management Agreement, INMD and FCI agree as follows:

         1. The term "FCI" shall include Infertility Services, as defined in the Management Agreement, rendered by Laurence A. Jacobs, M.D. and John J. Rapisarda, M.D. who entered into Employment Agreements with FCI on January 9, 1998.

         2. All representations of and covenants by FCI in the Management Agreement are hereby amended to include the medical practice of Laurence A. Jacobs, M.D. and John J. Rapisarda, M.D. for which INMD has paid a Right to Manage Fee, as defined in the Management Agreement, in the amount of $1.5 million.








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         3. The  Management  Agreement  is hereby  amended to add the  following
Article:

                                   "Article 12


                        JOINT DUTIES AND RESPONSIBILITIES


         12.1 FORMATION AND OPERATION OF JOINT PRACTICE MANAGEMENT BOARD. INMD and FCI will establish a Joint Practice Management Board which will be responsible for developing management and administrative policies for the overall operation of FCI. The Joint Practice Management Board will consist of designated management representative(s) from INMD, one or more FCI owners, as determined by FCI, such other practice physicians, as appropriate and the Executive Directors. In the case of any matter requiring a formal vote, FCI shall have one (1) vote and INMD shall likewise have one (1) vote..

         12.2 DUTIES AND RESPONSIBILITIES OF THE JOINT PRACTICE MANAGEMENT BOARD. The Joint Practice Management Board shall have the following duties and responsibilities:

                  12.2.1 ANNUAL BUDGETS. All annual capital and operation budgets prepared by INMD shall be subject to the review, amendment, approval and disapproval of the Joint Practice Management Board.

                  12.2.2 CAPITAL IMPROVEMENTS AND EXPANSION. Except as otherwise provided herein, any renovation and expansion plans, and capital equipment expenditures with respect to FCI shall be reviewed and approved by the Joint Practice Management Board and shall be based upon the best interests of FCI, and shall take into account capital priorities, economic feasibility, physician support, productivity and then current market and regulatory conditions.

                  12.2.3 ADVERTISING BUDGET. All annual advertising and other marketing budgets prepared by INMD shall be subject to the review, amendment, approval and disapproval of the Joint Practice Management Board.

                  12.2.4 PATIENT FEES. The Joint Practice Management Board shall review and approve the fee schedule for all physician and ancillary services rendered by FCI.

                  12.2.5 ANCILLARY SERVICES. The Joint Practice Management Board shall approve ancillary services rendered by FCI.

                  12.2.6 PROVIDER AND PAYER RELATIONSHIPS. Decisions regarding the establishment or maintenance of relationship with institutional health care providers and payers shall be made by the Joint Practice Management Board in consultation with FCI; provided, however, that unanimous consent of FCI designated members of the Joint Practice Management Board shall be necessary to discontinue any existing FCI institutional relationship.

                  12.2.7 STRATEGIC PLANNING. The Joint Practice Management Board shall develop long-term strategic plans, from time to time.

                  12.2.8 PHYSICIAN HIRING. The Joint Practice Management Board shall determine, except as otherwise provided for herein, the number and type of physicians required for the efficient operation of FCI. The approval of the Joint Practice Management Board shall be required for any modifications to the restrictive covenants contained in any physician agreement.

                  12.2.9 PROVIDER CONTRACTS. The Joint Practice Management Board shall approve, disapprove, or amend all managed care, PPO, HMO, Medicare risk and other provider contracts negotiated by INMD.

                  12.2.10 EXECUTIVE DIRECTOR. The selection and retention of the Executive Director pursuant to Section 3.3.1 by INMD shall be subject to the reasonable approval of the Joint Practice Management Board. If FCI is dissatisfied with the services provided by the Executive Director, FCI shall consult with INMD who shall, in good faith, determine whether the performance of the Executive Director could be brought to acceptable levels through counsel and assistance, or whether the Executive Director should be terminated. FCI acknowledges that the removal of an Executive Director is likely to involve financial and other commitments on the part of INMD that were undertaken after that individual's approval by FCI. Therefore, the decision to remove an Executive Director shall rest with INMD."

         2. All other provisions of the Management Agreement, as amended, not in conflict with this Amendment No. 4 remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 4 the date first above written.


INTEGRAMED AMERICA, INC.


By:/s/ Dwight P. Ryan
   --------------------
   Dwight P. Ryan, Vice President & Chief Financial Oficer


FERTILITY CENTERS OF ILLINOIS, S.C.


By:/s/ Aaron S. Lifchez
   --------------------------------
   Aaron S. Lifchez, M.D., President